Exhibit 99.10

Bruton′s Tyrosine Kinase Inhibitor Ibrutinib Interferes With Constitutive and Induced Pre-B Cell Receptor Signaling In B-Cell Acute Lymphoblastic Leukemia

Ekaterina Kim, MS1*, Stefan Koehrer, MD1*, Nathalie Y. Rosin, PhD1*, Zhiqiang Wang, Ph.D.2*, Deborah A. Thomas, MD1, Farhad Ravandi, MD1, Steven M. Kornblau, MD1, Hagop M. Kantarjian, MD1, Susan O'Brien, MD1, Zeev Estrov, MD1, Joseph J. Buggy, PhD3*, Markus Muschen, MD, PhD4, Richard E. Davis, MD2* and Jan A. Burger, MD, PhD1

1Department of Leukemia, The University of Texas MD Anderson Cancer Center, Houston, TX; 2Department of Lymphoma/Myeloma, The University of Texas MD Anderson Cancer Center, Houston, TX; 3Pharmacyclics, Inc., Sunnyvale, CA; 4Department of Laboratory Medicine, University of California San Francisco, San Francisco, CA

Introduction: Bruton′s tyrosine kinase (BTK) is a member of TEC family of non-receptor tyrosine kinases. BTK is mostly expressed in hematopoietic cell lineages, except in T cells. It plays a particularly important role in B cell development and is present at almost all stages of their maturation, disappearing only in plasma cells. BTK is an essential kinase downstream of pre-B cell (pre-BCR) and B cell receptors (BCR) promoting proliferation, differentiation and survival of B cells.

Methods: Surface protein expression in B-cell acute lymphoblastic leukemia (B-ALL) cell lines was assessed by flow cytometry using PE conjugated anti-CD179a, anti-CD179b (BioLegend) and anti-CD22 (BD Pharmingen). To investigate effects of the BTK inhibitor ibrutinib (PCI-32765) on constitutive pre-BCR signaling RCH-ACV cells were pretreated with 0.1% DMSO or increasing concentrations of the drug (0.0001, 0.001, 0.01, 0.1, 1.0 μM) for 1 hour and lysed in RIPA buffer. To induce pre-BCR signaling in pretreated cells they were incubated with 10 μg/ml of anti-Igμ for 30 minutes. Intracellular calcium mobilization was measured by using the fluorogenic probe Fluo3-AM (Invitrogen). RCH-ACV cells pretreated with 1 μM ibrutinib for 72 hours were subjected to gene expression profile analysis on HT-12 v4 Expression BeadChip (Illumina).

Results: Previously we explored the effects of ibrutinib in B-ALL cell lines and primary samples. Ibrutinib induced only low levels of apoptosis in B-ALL cell lines, but significantly inhibited their proliferation. RCH-ACV and SMS-SB were the most sensitive cell lines with half maximal inhibitory concentrations of ibrutinib of 0.6 and 0.4 μM found in XTT cell proliferation assay. Interestingly, both cell lines expressed a pre-B cell immunophenotype with pre-BCR surface expression. Next, we explored the effect of BTK inhibition on constitutive and induced pre-BCR signaling. Treatment of RCH-ACV cells with varying concentrations of ibrutinib resulted in decreased levels of pBTK, pAKT, pS6 and pSYK. The lowest concentration of ibrutinib needed to observe complete disappearance of pBTK (Y223) and any reduction of other phospho-proteins was 10 nM, however the maximum effect was achieved with 1 μM ibrutinib. Upon pre-BCR crosslinking with anti-Igμ elevated levels of pSYK, pBTK, pAKT, pS6 and pERK were detected in RCH-ACV. Pretreatment of the cells with ibrutinib greatly reduced this effect. As calcium mobilization is another important indicator of B cell activation upon pre-BCR stimulation, we evaluated ibrutinib in calcium flux assays. Pretreatment with 1 μM ibrutinib effectively abrogated anti-Igμ induced calcium flux in pre-B ALL cell lines. Gene expression profile analysis of RCH-ACV cells after 72 hours of incubation with 1 μM ibrutinib showed down-regulation of pre-BCR related genes such as PTPN6 (SHP-1), Bcl6 and CD22. Flow cytometry analysis confirmed the down-regulation of the inhibitory co-receptor CD22 in pre-B ALL cell lines after incubation with ibrutinib. The down-regulation of SHP-1 protein was verified by western blotting.

Conclusions: The results indicate that ibrutinib reduces the pre-B ALL cell proliferation by inhibiting constitutive and/or induced pre-BCR signaling. Observed down-regulation of CD22 and SHP-1, known negative regulators of BCR signaling, suggests a possible mechanism of cell adaptation to the presence of the BTK inhibitor. Taken together, these data provide a rationale for clinical testing of ibrutinib in B-ALL with active pre-BCR signaling.